As filed with the Securities and Exchange Commission on November 10, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Brixmor Property Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	45-2433192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

420 Lexington Avenue

New York, New York 10170

Telephone: (212) 869-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven F. Siegel

Executive Vice President, General Counsel and Secretary

Brixmor Property Group Inc.

420 Lexington Avenue

New York, NY 10170

Telephone: (212) 869-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua Ford Bonnie

Edgar J. Lewandowski

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Telephone: (212) 455-2000

Facsimile: (212) 455-2502

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,037,209	$24.28	$25,183,435	$2,927

(1)	This Registration Statement registers 1,037,209 shares of common stock of Brixmor Property Group Inc. issuable upon exchange or redemption of an equivalent number of shares of common stock of BPG Subsidiary Inc. and common units of partnership interest in Brixmor Operating Partnership LP. This Registration Statement also relates to such additional shares of common stock of Brixmor Property Group Inc. as may be issued with respect to such shares of common stock by way of a stock dividend, stock split or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low per share prices of common stock of Brixmor Property Group Inc. as reported on the NYSE on November 6, 2014.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 10, 2014

Preliminary Prospectus

1,037,209 Shares

Brixmor Property Group Inc.

Common Stock

Brixmor Property Group Inc. may issue from time to time up to 838,041 shares of common stock to holders of shares of common stock of our majority-owned subsidiary, BPG Subsidiary Inc. (“BPG Subsidiary”), or BPG Subsidiary Shares, upon an exchange of up to an equal number of BPG Subsidiary Shares. In addition, Brixmor Property Group Inc. may issue from time to time up to 199,168 shares of common stock to holders of common units of partnership interest in our operating partnership, Brixmor Operating Partnership LP, or OP Units, upon redemption of up to an equal number of OP Units. Under the exchange agreement we entered into with the holders of BPG Subsidiary Shares on October 29, 2013, holders of BPG Subsidiary Shares may, from and after November 4, 2014 (subject to the terms of the exchange agreement), exchange their BPG Subsidiary Shares for shares of common stock on a one-for-one basis, subject to customary exchange rate adjustments for stock splits, stock dividends and reclassifications or, at our election, for cash based upon the market value of an equivalent number of shares of common stock. In addition, pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP (the “Partnership Agreement”), holders of OP Units may, from and after November 4, 2014 (subject to the terms of the Partnership Agreement), redeem their OP Units for cash based upon the market value of an equivalent number of shares of common stock or, at our election, exchange their OP Units for shares of common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Notwithstanding the foregoing, certain investment funds affiliated with The Blackstone Group L.P. (together with The Blackstone Group L.P., “Blackstone” or our “Sponsor”) are generally permitted to exchange BPG Subsidiary shares and redeem OP Units at any time. This prospectus does not cover the issuance of shares of common stock in exchange for BPG Subsidiary Shares or upon redemption of OP Units held by Blackstone. Brixmor Property Group Inc. is a public company incorporated under the laws of Maryland, the direct parent company of BPG Subsidiary Inc., a Delaware corporation, and an indirect parent company of Brixmor Operating Partnership LP, a Delaware limited partnership.

We are registering the issuance of our common stock to permit holders of BPG Subsidiary Shares and OP Units who exchange their BPG Subsidiary Shares or redeem their OP Units to sell without restriction in the open market or otherwise any of our shares of common stock that they receive upon such exchange or redemption. However, the registration of our common stock does not necessarily mean that any holders will exchange their BPG Subsidiary Shares or redeem OP Units. We will not receive any cash proceeds from the issuance of any shares of common stock upon an exchange of BPG Subsidiary Shares, but Brixmor Property Group Inc. will acquire the BPG Subsidiary Shares exchanged for shares of common stock that are issued to an exchanging holder. In addition, we will not receive any cash proceeds from the issuance of any shares of common stock upon a redemption of OP Units, but BPG Subsidiary will acquire the OP Units that are redeemed for shares of common stock that are issued to a redeeming holder and will issue to Brixmor Property Group Inc. an equivalent number of additional shares of common stock of BPG Subsidiary.

The common stock is listed on the New York Stock Exchange under the symbol “BRX.” The last reported sale price of the common stock on November 7, 2014 was $24.01 per share.

Investing in our common stock involves risks. See the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2014

We have not authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. We are offering to sell, and seeking offers to buy, only our shares of common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date, regardless of the time and delivery of this prospectus or of any sale of the shares.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

Except where the context requires otherwise, references in this prospectus to “Brixmor,” “we,” “our,” “us” and the “company” refer to Brixmor Property Group Inc., together with its consolidated subsidiaries. References to our “common stock” refer to the common stock, $0.01 par value per share, of Brixmor Property Group Inc.

In connection with our November 2013 initial public offering (the “IPO”), certain investment funds affiliated with The Blackstone Group L.P. (together with such affiliates, “Blackstone” or our “Sponsor”) contributed interests in 43 properties (the “Acquired Properties”) to us in exchange for common units of partnership interest (“OP Units”) in our operating partnership, Brixmor Operating Partnership LP (our “Operating Partnership”) having a value equivalent to the value of the Acquired Properties, and we transferred to our Sponsor or otherwise disposed on behalf of our Sponsor interests in 47 properties that were historically held in our portfolio. We refer to these contributions and transfers or disposals as the “IPO Property Transfers” and to the properties we owned after giving effect to the IPO Property Transfers as our “IPO Portfolio.”

We refer to our Sponsor, funds affiliated with Centerbridge Partners, L.P. (“Centerbridge”) and members of our management who own shares of our common stock and shares of the common stock of our majority-owned subsidiary (“BPG Subsidiary Shares”), BPG Subsidiary Inc. (“BPG Subsidiary”), and who received OP Units as part of the IPO Property Transfers, as our “pre-IPO owners.”

We refer to shares of our common stock, BPG Subsidiary Shares and OP Units, collectively, as “Brixmor Interests.” We use the term “Outstanding BPG Subsidiary Shares” to refer to the BPG Subsidiary Shares held by

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persons other than Brixmor Property Group Inc. and the term “Outstanding OP Units” to refer to the OP Units not held by Brixmor Property Group Inc., BPG Subsidiary or its wholly-owned subsidiary. We use the term “Outstanding Brixmor Interests” to refer, collectively, to the outstanding shares of our common stock, the Outstanding BPG Subsidiary Shares and the Outstanding OP Units.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, Brixmor Property Group Inc. may issue from time to time up to 838,041 shares of common stock to holders of BPG Subsidiary Shares, upon an exchange of up to an equal number of BPG Subsidiary Shares. In addition, Brixmor Property Group Inc. may issue from time to time up to 199,168 shares of common stock to holders of OP Units, upon redemption of up to an equal number of OP Units. Under the exchange agreement we entered into with the holders of BPG Subsidiary Shares on October 29, 2013, holders of BPG Subsidiary Shares may, from and after November 4, 2014 (subject to the terms of the exchange agreement), exchange their BPG Subsidiary Shares for shares of common stock on a one-for-one basis, subject to customary exchange rate adjustments for stock splits, stock dividends and reclassifications or, at our election, for cash based upon the market value of an equivalent number of shares of common stock. In addition, pursuant to the terms of the Partnership Agreement, holders OP Units may, from and after November 4, 2014 (subject to the terms of the Partnership Agreement), redeem their OP Units for cash based upon the market value of an equivalent number of shares of common stock or, at our election, exchange their OP Units for shares of common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Notwithstanding the foregoing, Blackstone is generally permitted to exchange BPG Subsidiary Shares and redeem OP Units at any time. This prospectus does not cover the issuance of shares of common stock in exchange for BPG Subsidiary Shares or upon redemption of OP Units held by Blackstone.

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BRIXMOR PROPERTY GROUP INC.

Brixmor is an internally-managed REIT that owns and operates the largest wholly-owned portfolio of grocery-anchored community and neighborhood shopping centers in the United States. Our portfolio is comprised of 522 shopping centers totaling approximately 87 million sq. ft. of gross leasable area. 521 of these shopping centers are 100% owned. Our high quality national portfolio is well diversified by geography, tenancy and retail format, with 70% of our shopping centers anchored by market-leading grocers. Our four largest tenants by annualized base rent are The Kroger Co., The TJX Companies, Inc., Wal-Mart Stores, Inc. and Publix Super Markets, Inc. Our community and neighborhood shopping centers provide a mix of necessity and value-oriented retailers and are primarily located in the top 50 Metropolitan Statistical Areas, surrounded by dense populations in established trade areas. Our company is led by a proven management team that is supported by a fully-integrated, scalable retail real estate operating platform.

Brixmor Property Group Inc. (formerly known as BRE Retail Parent Inc.) was incorporated in Delaware on May 27, 2011 and changed its name to Brixmor Property Group Inc. on June 17, 2013. Effective November 4, 2013, we changed our jurisdiction of incorporation to Maryland. Our principal executive offices are located at 420 Lexington Avenue, New York, New York 10170, and our telephone number is (212) 869-3000.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. All statements other than statements of historical fact are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Brixmor’s business. We believe these factors include, but are not limited to, those described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 12, 2014, as such factors may be updated from time to time in our periodic filings with the SEC (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or in any prospectus supplement hereto. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of any shares of common stock upon an exchange of BPG Subsidiary Shares, but Brixmor Property Group Inc. will acquire the BPG Subsidiary Shares exchanged for shares of common stock that are issued to an exchanging holder. In addition, we will not receive any cash proceeds from the issuance of any shares of common stock upon a redemption of OP Units, but BPG Subsidiary will acquire the OP Units that are redeemed for shares of common stock that are issued to a redeeming holder and will issue to Brixmor Property Group Inc. an equivalent number of additional shares of common stock of BPG Subsidiary.

EXCHANGE OF BPG SUBSIDIARY INC. SHARES FOR COMMON STOCK

Terms of the Exchange

Subject to the terms of the exchange agreement we entered into with the holders of BPG Subsidiary Shares on October 29, 2013, holders of BPG Subsidiary Shares (other than Brixmor Property Group Inc.) may, from and after November 4, 2014, exchange their BPG Subsidiary Shares for shares of common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications or, at our election, for cash based upon the market value of an equivalent number of shares of common stock. Notwithstanding the foregoing, Blackstone is generally permitted to exchange BPG Subsidiary Shares at any time. This prospectus does not cover the issuance of shares of common stock in exchange for BPG Subsidiary Shares held by Blackstone. The exchange agreement provides, however, that no holder of BPG Subsidiary Shares will be entitled to exchange such units for shares of common stock if such exchange would result in any violation of the restrictions on ownership and transfer of our stock set forth in our charter.

Subject to the more detailed requirements set forth in the exchange agreement, in order to exercise the exchange rights, a holder of BPG Subsidiary Shares must provide a written election of exchange to BPG Subsidiary that such holder desires to exchange a stated number of BPG Subsidiary Shares for an equal number of shares of common stock. This written election of exchange must be executed by such holder of BPG Subsidiary Shares or such holder’s authorized attorney, and be delivered to the principal executive offices of BPG Subsidiary no later than 12:00 p.m. (New York City time) on the date of the written election. BPG Subsidiary will deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the common stock, or if there is no then-acting registrar and transfer agent of the common stock, at our principal executive offices, the number of shares of common stock deliverable upon the exchange, registered in the name of the relevant exchanging holder, or, at our election, the cash amount (determined in accordance with the exchange agreement). To the extent such holder’s shares are uncertificated, BPG Subsidiary will instead cause the then-acting registrar and transfer agent to record the transfer on Brixmor’s books. To the extent the common stock is settled through the facilities of The Depository Trust Company, BPG Subsidiary will use its reasonable best efforts to deliver the shares of common stock to the account of the participant of The Depository Trust Company designated by such BPG Subsidiary Share holder.

BPG Subsidiary and each exchanging holder of BPG Subsidiary Shares will bear their own expenses in connection with the consummation of any exchange, whether or not any such exchange is ultimately consummated, except that BPG Subsidiary will bear any transfer taxes, stamp taxes, or duties, or other similar taxes in connection with, or arising by reason of, any exchange; provided, however, that if any shares of common stock are to be delivered in a name other than that of the holder that requested the exchange, then such holder and/or person in whose name such shares are to be delivered will pay BPG Subsidiary the amount of any transfer taxes, stamp taxes, or duties, or other similar taxes in connection with, or arising by reason of, the exchange or will establish to the reasonable satisfaction of BPG Subsidiary that such tax has been paid or is not payable.

Comparison of the Rights, Privileges and Preferences of Ownership of BPG Subsidiary Shares and Common Stock

Generally, the nature of an investment in our common stock is similar in several respects to an investment in BPG Subsidiary Shares. Holders of our common stock and holders of BPG Subsidiary Shares generally receive the same distributions. Common stockholders and holders of BPG Subsidiary Shares generally share in the risks and rewards of ownership in our business conducted through our Operating Partnership. However, there are differences between ownership of BPG Subsidiary Shares and ownership of our common stock, some of which may be material to investors. See “Description of Stock,” “Description of BPG Subsidiary Inc. Capital Stock,” “Material Provisions of Maryland Law and of Our Charter and Bylaws” and “Comparison of Ownership of OP Units, BPG Subsidiary Shares and Common Stock.”

Holders of BPG Subsidiary Shares should carefully review the rest of this prospectus and the registration statement of which this prospectus is a part, and the documents we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, particularly our charter, our bylaws and BPG Subsidiary’s certificate of incorporation and bylaws, for additional important information about us and BPG Subsidiary.

As part of the arrangements with the owners of our business that permitted us to establish our organizational structure and to effect our initial public offering, we entered into the exchange agreement described above with the holders of the BPG Subsidiary Shares to permit them to exchange their BPG Subsidiary Shares, for which there is no public trading market, for shares of our common stock, which are publicly traded.

As of November 7, 2014, the number of holders of BPG Subsidiary Shares was 19, including Brixmor Property Group Inc., which held 245,095,327 BPG Subsidiary Shares, or 83.01% of the total BPG Subsidiary Shares outstanding. If holders of BPG Subsidiary Shares elect to exchange BPG Subsidiary Shares for shares common stock of Brixmor Property Group Inc., the number of BPG Subsidiary Shares held by Brixmor Property Group Inc. will increase by a number that is equal to the number of BPG Subsidiary Shares so exchanged. If all of the holders of BPG Subsidiary Shares elect to exchange all of their BPG Subsidiary Shares for shares of common stock of Brixmor Property Group Inc., Brixmor Property Group Inc. would hold 100% of the outstanding BPG Subsidiary Shares.

REDEMPTION OF OP UNITS FOR COMMON STOCK

Terms of the Redemption

Pursuant to the terms of the Partnership Agreement, holders of OP Units may, from and after November 4, 2014 (subject to the terms and conditions of the Partnership Agreement), redeem their OP Units for cash based upon the market value of an equivalent number of shares of common stock or, at our election, exchange their OP Units for shares of common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Notwithstanding the foregoing, Blackstone is generally permitted to redeem OP Units at any time. This prospectus does not cover the issuance of shares of common stock upon redemption of OP Units held by Blackstone. The Partnership Agreement provides, however, that OP Units may not be redeemed for shares of common stock if such redemption would result in any violation of the restrictions on ownership and transfer of our stock set forth in our charter.

Subject to the terms and conditions of the Partnership Agreement, holders of OP Units may require our Operating Partnership to redeem their OP Units by delivering to Brixmor OP GP LLC (the “General Partner”) and BPG Subsidiary a notice of redemption. Upon receipt of the notice of redemption, the General Partner, in its sole and absolute discretion, subject to the limitations on ownership and transfer of our common stock set forth in our charter and the limitations on ownership and transfer of BPG Subsidiary’s common stock set forth in BPG Subsidiary’s charter, may require BPG Subsidiary to acquire some or all of the applicable OP Units from the redeeming holder in exchange for shares of our common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

Once the General Partner receives a notice of redemption from a holder of OP Units, the General Partner will determine whether to require BPG Subsidiary to acquire the holder’s OP Units for shares of our common stock. If the General Partner decides to require BPG Subsidiary to acquire the holder’s OP Units in exchange for shares of our common stock, the General Partner must give written notice of this election to the holder on or before the close of business on the fifth business day after the General Partner receives the notice of redemption from the holder.

A holder of OP Units will continue to own and be treated as a limited partner with respect to the applicable OP Units for all purposes, until the OP Units are either redeemed for cash or exchanged for shares of our common stock. Unless and until such time as a holder of OP Units receives shares of common stock upon redemption of OP Units, such holder will have no rights as one of our stockholders with respect to the shares issued under this prospectus.

Conditions to the Exchange

We may issue shares of our common stock in exchange for OP Units to a tendering partner only if each of the following conditions is satisfied or waived:

•	the exchange would not cause the tendering partner or any other person to violate the ownership limits or the other restrictions on ownership and transfer of BPG Subsidiary’s stock set forth in BPG Subsidiary’s charter or of our stock set forth in our charter;

•	the exchange is for at least 1,000 OP Units, or, if fewer than 1,000 OP Units, all of the OP Units held by the tendering partner;

•	if the exchange is effected during the period after a record date that we establish for a distribution from our Operating Partnership to its partners and before a record date that we establish for a distribution to our common stockholders of some or all of our portion of such distribution, such tendering partner must pay to BPG Subsidiary on the date of the exchange an amount in cash equal to the portion of the distribution received or receivable from the Operating Partnership in respect of the OP Units exchanged for shares of our common stock, insofar as such distribution relates to the same period for which such tendering party would receive a distribution in respect of such shares; and

•	the consummation of any redemption or exchange will be subject to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Comparison of the Rights, Privileges and Preferences of Ownership of OP Units and Common Stock

Generally, the nature of an investment in our common stock is similar in several respects to an investment in OP Units of our Operating Partnership. Holders of our common stock and holders of OP Units generally receive the same distributions. Common stockholders and holders of OP Units generally share in the risks and rewards of ownership in our business conducted through our Operating Partnership. However, there are differences between ownership of OP Units and ownership of our common stock, some of which may be material to investors. See “Description of Stock,” “Description of the Partnership Agreement of Brixmor Operating Partnership LP,” “Material Provisions of Maryland Law and of Our Charter and Bylaws” and “Comparison of Ownership of OP Units, BPG Subsidiary Shares and Common Stock.”

Holders of OP Units should carefully review the rest of this prospectus and the registration statement of which this prospectus is a part, and the documents we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, particularly our charter, our bylaws and the Partnership Agreement, for additional important information about us.

As of November 7, 2014, the number of holders of OP Units was 19, including BPG Subsidiary and the General Partner, which held an aggregate of 295,277,779 OP Units, or 97.06% of the total OP Units outstanding. If we elect to settle redemptions of OP Units with shares common stock of Brixmor Property Group Inc., the number of OP Units held by BPG Subsidiary will increase by a number that is equal to the number of OP Units so redeemed, and the number of BPG Subsidiary Shares held by Brixmor Property Group Inc. will increase by a number that is equal to the number of OP Units so exchanged. If all Outstanding OP Units were exchanged for shares of our common stock, BPG Subsidiary would directly or indirectly hold 100% of the outstanding OP Units.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences of the exchange of BPG Subsidiary Shares or OP Units for shares of Brixmor Property Group Inc. common stock and the tax consequences of the ownership and disposition of such shares as of the date hereof by United States holders and non-United States holders, each as defined below. Except where noted, this summary deals only with BPG Subsidiary Shares, OP Units or shares of common stock held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or United States holders of common stock whose “functional currency” is not the United States dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code (the “Code”) and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. No assurance can be given that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The United States federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the United States federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2011. We believe that we have been organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code. Substantially all of our assets consist of the common stock of BPG Subsidiary, an entity that has elected to be taxed as a REIT commencing with its taxable year ended December 31, 2007. As described further below, our ability to qualify for taxation as a REIT depends on BPG Subsidiary qualifying for taxation as a REIT by satisfying the requirements under the applicable provisions of the Code.

In connection with the filing of this prospectus, Simpson Thacher & Bartlett LLP has rendered an opinion that, commencing with our initial taxable year ended December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual and proposed method of operation has enabled and will enable us to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that the opinion of Simpson Thacher & Bartlett LLP is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and is not binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status a REIT, and a court could sustain any such challenge. In addition, the opinion of Simpson Thacher & Bartlett LLP is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the United States federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. Simpson Thacher & Bartlett LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding regulations that govern the United States federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to United States federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation. A “C corporation” is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

If we qualify as a REIT, we will nonetheless be subject to United States federal tax in the following circumstances:

•	We will pay United States federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	Under some circumstances, we may be subject to the “alternative minimum tax” due to our undistributed items of tax preference and alternative minimum tax adjustments.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to United States corporate income tax at the highest applicable rate (currently 35%).

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•	If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate (currently 35%).

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a United States stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•	If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 10-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for United States federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to United States federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8) that meets other tests, described below, regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we have maintained and will maintain sufficient diversity of ownership to allow us to continue to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by United States Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for United States federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below (see “—Asset Tests”), the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for United States federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for United States federal income tax purposes, are also generally disregarded as separate entities for United States federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to United States federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for United States federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for United States federal income tax purposes. Accordingly, a taxable REIT subsidiary generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary, unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	Rents from real property;

•	Interest on debt secured by mortgages on real property or on interests in real property;

•	Dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	Gain from the sale of real property or mortgage loans;

•	Abatements and refunds of taxes on real property;

•	Income and gain derived from foreclosure property (as described below);

•	Amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	Interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our United States federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Our Taxation as a REIT.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our non-qualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT) and from any taxable REIT subsidiary will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person, however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury Regulations, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to United States federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not “usually or customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which we do not derive revenue. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds as primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset as primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	That is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	For which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	For which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	On which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	On which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•	Which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs;

•	cash and cash items;

•	government securities; and

•	investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below.

•	Not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Securities, for the purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election. So long as we hold our interests in the Operating Partnership through BPG Subsidiary, we would not be able to satisfy the above asset tests and would fail to qualify as a REIT if BPG Subsidiary failed to qualify as a REIT and were instead treated as a non-REIT C corporation.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for United States federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•	the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro-rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements, and we expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for United States federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time, a taxable REIT subsidiary of ours may provide services to our tenants. We intend to set any fees paid to our taxable REIT subsidiary for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of BPG Subsidiary’s Operating Partnership and any Subsidiary Partnerships

General. All of the investments of BPG Subsidiary are held through its Operating Partnership. In addition, the Operating Partnership holds certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for United States federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for United States federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, it will include its pro rata share of assets held by its Operating Partnership, including its share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. BPG Subsidiary’s interests in its Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for United States federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. If BPG Subsidiary’s Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of BPG Subsidiary’s assets and items of gross income would change and could prevent it from satisfying the REIT asset tests and possibly the REIT income tests. See “—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of BPG Subsidiary’s Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, BPG Subsidiary, and in turn we, might incur a tax liability without any related cash distributions. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for United States federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. BPG Subsidiary’s Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for United States federal income tax purposes) in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property was contributed to BPG Subsidiary’s Operating Partnership in exchange for interests in the Operating Partnership in connection with the IPO Property Transfers. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. BPG Subsidiary and its Operating Partnership have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to the Operating Partnership.

Under the traditional method, the carryover basis of contributed interests in the properties in the hands of the Operating Partnership (i) will or could cause BPG Subsidiary to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to it if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause BPG Subsidiary to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to it as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership. An allocation described in (ii) above might cause BPG Subsidiary or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect BPG Subsidiary’s ability to comply with the REIT distribution requirements. See “—Taxation of REITs in General—Requirements for Qualification as a Real Estate Investment Trust” and “—Annual Distribution Requirements Applicable to REITs.” With respect to properties contributed to the Operating Partnership subsequent to the contribution of the initial properties, it is expected that any book-tax differences shall be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury Regulations as chosen by the general partner under the partnership agreement. Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation of United States Holders of Our Common Stock

United States Holder. As used in the remainder of this discussion, the term “United States holder” means a beneficial owner of our common stock that is for United States federal income tax purposes:

•	A citizen or resident of the United States;

•	A corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	An estate the income of which is subject to United States federal income taxation regardless of its source; or

•	A trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership (or an entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-United States holder” is a beneficial owner of our common stock that is neither a United States holder nor a partnership (or an entity treated as a partnership for United States federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable United States holders out of current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate United States holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a United States holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a United States holder’s stock, the United States holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, United States holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to United States holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to United States holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, United States holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the United States holder’s tax liability on the undistributed capital gain. A United States holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A United States holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	A 20% gain distribution, which would be taxable to non-corporate United States holders of our stock at a rate of up to 20%; or

•	An unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate United States holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common stock by a United States holder will not be treated as passive activity income, and therefore United States holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock, a United States holder of our common stock will recognize gain or loss for federal income tax purposes on the disposition of our common stock in an amount equal to the difference between:

•	The amount of cash and the fair market value of any property received on such disposition; and

•	The United States holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the United States holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a United States holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such United States holder that are required to be treated by such United States holder as long-term capital gains.

Medicare Tax. Certain United States holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock. United States holders are urged to consult their own tax advisors regarding the Medicare tax.

Taxation of Non-United States Holders of Our Common Stock

The rules governing United States federal income taxation of non-United States holders are complex. This section is only a summary of such rules. We urge non-United States holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-United States holder of our common stock that are neither attributable to gain from sales or exchanges by us of “United States real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to United States federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-United States holder of a United States trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-United States stockholder is excess inclusion income. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as United States holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-United States holder that is engaged in a United States trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold United States income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-United States holder unless:

•	A lower treaty rate applies and the non-United States holder files an IRS Form W-8BEN or W-8BEN-E with us evidencing eligibility for that reduced rate; or

•	The non-United States holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-United States holder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-United States holder in its common stock will reduce the non-United States holder’s adjusted basis in its common stock and will not be subject to United States federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-United States holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “—Taxation of Non-United States Holders of Our Common Stock—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 10% of any distribution to a non-United States holder in excess of our current and accumulated earnings and profits if our common stock constitutes a United States real property interest with respect to such non-United States holder, as described below under “—Taxation of Non-United States Holders of Our Common Stock—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate applies or the non-United States holder is not liable for tax on the receipt of that distribution. However, a non-United States holder may seek a refund of these amounts from the IRS if the non-United States holder’s United States tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-United States holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation unless:

•	The investment in the common stock is effectively connected with the non-United States holder’s trade or business, in which case the non-United States holder will be subject to the same treatment as United States holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•	The non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-United States holder that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as a capital gain dividend, will cause the non-United States holder to be treated as recognizing gain that is income effectively connected with a United States trade or business. Non-United States holders will be taxed on this gain at the same rates applicable to United States holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-United States holder that is a corporation. A distribution is not attributable to a United States real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS 35% of any distributions to non-United States holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of United States real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-United States holders may exceed the actual tax liability, is creditable against the non-United States holder’s United States federal income tax liability.

However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-United States stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-United States Stockholders of Our Common Stock—Distributions.” Also, the branch profits tax will not apply to such a distribution. We expect that our common stock will be “regularly traded” on an established securities exchange.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by United States holders generally should be treated with respect to non-United States holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-United States holders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual United States federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-United States stockholder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Gain recognized by a non-United States holder upon the sale or exchange of our stock generally would not be subject to United States taxation unless:

•	The investment in our common stock is effectively connected with the non-United States holder’s United States trade or business, in which case the non-United States holder will be subject to the same treatment as domestic holders with respect to any gain;

•	The non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	Our common stock constitutes a United States real property interest within the meaning of FIRPTA, as described below.

Our common stock will constitute a United States real property interest unless we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-United States holders.

As described above, our charter contains restrictions designed to protect our status as a domestically-controlled REIT, and we believe that we will be and will remain a domestically-controlled REIT, and that a sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock is publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT. Even if we were not a domestically-controlled REIT, a sale of common stock by a non-United States holder would nevertheless not be subject to taxation under FIRPTA as a sale of a United States real property interest if:

•	Our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•	The non-United States holder did not actually, or constructively under specified attribution rules under the Code, own more than 5% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

We expect that our common stock will be regularly traded on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-United States holder would be subject to regular United States income tax with respect to any gain in the same manner as a taxable United States holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA the purchaser of common stock may be required to withhold 10% of the purchase price and remit this amount to the IRS. In addition, distributions that are treated as gain from the disposition of common stock and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-United States holder that is not entitled to a treaty exemption.

U.S. Federal Income Tax Returns

If a non-United States holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on capital gain distributions, the non-United States holder will be required to file a United States federal income tax return. Prospective non-United States holders are urged to consult their tax advisors to determine the impact of United States federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, the dividend income from us generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Internal Revenue Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•	It would not have qualified as a REIT but for Section 856(h)(3) of the Internal Revenue Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•	Either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts).

Backup Withholding Tax and Information Reporting

United States Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and interest on and payments of the proceeds of the sale of our common stock held by United States holders, unless an exception applies. The payor is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. In addition, a payor of the dividends or interest on our common stock is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code. A United States holder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any United States holders who fail to certify their United States status to us. Some United States holders of our common stock, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS. The payor will be required to furnish annually to the IRS and to holders of our common stock information relating to the amount of dividends and interest paid on our common stock, and that information reporting may also apply to payments of proceeds from the sale of our common stock. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-United States Holders of Our Common Stock. Generally, information reporting will apply to payments of interest and dividends on our common stock, and backup withholding described above for a United States holder will apply, unless the payee certifies that it is not a United States person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding as described above for United States holders unless the non-United States holder satisfies the requirements necessary to be an exempt non-United States holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-United States holder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a United States trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are United States persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a United States office of a United States or foreign broker.

Applicable Treasury regulations provide presumptions regarding the status of a holder of our common stock when payments to such holder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Legislative or Other Actions Affecting REITs

The present United States federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the United States federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under certain provisions of the Hiring Incentives to Restore Employment Act, which was enacted in March 2010, and administrative guidance thereto, the relevant withholding agent may be required to withhold 30% of any dividends and the proceeds of a sale or other disposition of our common stock occurring after December 31, 2016, in either case paid to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its United States accountholders and meets certain other specified requirements, or otherwise complies with the Foreign Account Tax Compliance Act of 2009 or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. Non-United States holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

Taxation of the Exchange

United States Holders

For United States federal income tax purposes, the exchange of BPG Subsidiary Shares or OP Units for common stock will generally be a taxable event. In that event, you will recognize gain or loss on such exchange to the extent that the fair market value of the shares of common stock (plus cash, if any, and the relief of your share of any liabilities of the Operating Partnership in the case of an exchange of OP Units) exceeds your adjusted basis in the BPG Subsidiary Shares or OP Units immediately before the exchange. Any gain will be taxed as capital gain except to the extent, in the case of an exchange of OP Units, that the amount received attributable to your share of “unrealized receivables” of the Operating Partnership exceeds your basis attributable to those assets, which will be taxed as ordinary income. Unrealized receivables include, to the extent not previously included in the Operating Partnership’s income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income (for example, recapture of depreciation with respect to property) if the Operating Partnership had sold its assets at or above their fair market value at the time of the exchange. Any loss resulting from such exchange will be taxed as capital loss. Capital gain of non-corporate taxpayers derived with respect to capital assets held for more than one year are generally taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Your basis in the BPG Subsidiary Shares is generally your cost therefor, and your initial basis in any OP Units received in exchange for a contribution of property was equal to your basis in the property you contributed to the Operating Partnership and your share of the Operating Partnership’s liabilities. Your initial basis in any OP Units is generally increased by your share of the Operating Partnership’s taxable income and increases in your share of the Operating Partnership’s liabilities. Your initial basis in any OP Units generally is decreased, but not below zero, by your share of the Operating Partnership’s distributions, losses, nondeductible expenditures and decreases in your share of the Operating Partnership’s liabilities.

Non-United States Holders

Because BPG Subsidiary Shares may be treated as “United States real property interests” within the meaning of FIRPTA, and the Operating Partnership owns United States real property interests within the meaning of FIRPTA, gain recognized by a non-United States holder on the sale or exchange of its BPG Subsidiary Shares or OP Units may be treated for United States federal income tax purposes as effectively connected with the conduct of a trade or business in the United States and hence such non-United States holder could be subject to United States federal income tax on the exchange as follows:

•	A non-corporate non-United States holder will be subject to tax on the net gain attributable to such United States real property interests from such sale under regular graduated United States federal income tax rates.

•	A non-United States holder that is a foreign corporation will be subject to tax on its net gain that is attributable to such United States real property interests in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits attributable to the exchange of such OP Units.

You are urged to consult your tax advisors concerning the United States federal income tax consequences of the exchange of BPG Subsidiary Shares or OP Units for our common stock.

DESCRIPTION OF STOCK

The following summary of the terms of our common stock is a summary and is qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Maryland General Corporation Law, or “MGCL.” See “Where You Can Find More Information.”

General

Our charter authorizes us to issue up to 3,000,000,000 shares of common stock, $0.01 par value per share, and up to 300,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, without common stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series. Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.

Common Stock

Subject to the restrictions on ownership and transfer of our stock discussed below under the caption “—Restrictions on Ownership and Transfer” and the voting rights of holders of outstanding shares of any other class or series of our stock, holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Holders of our common stock are entitled to receive dividends if, as and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any other class or series of our stock having a liquidation preference, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common stock. Holders of our common stock generally have no appraisal rights. All shares of our common stock outstanding as of the date of this prospectus are fully paid and nonassessable and have equal dividend and liquidation rights. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of our common stock are subject to those of the holders of any shares of our preferred stock or any other class or series of stock we may authorize and issue in the future.

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. As permitted by Maryland law, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, although, for so long as the stockholders’ agreement remains in effect, certain amendments to our charter inconsistent with the rights of our Sponsor or Centerbridge under the stockholders’ agreement or our charter or bylaws also require our Sponsor’s consent and, in certain cases, Centerbridge’s consent. See “Material Provisions of Maryland Law and of our Charter and Bylaws.” In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Power to Reclassify and Issue Stock

Our board of directors may, without approval of holders of our common stock, classify and reclassify any unissued shares of our stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to dividends or upon liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorize us to issue the newly-classified shares. Before authorizing the issuance of shares of any new class or series, our board of directors must set, subject to the provisions in our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series of stock. These actions may be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT for U.S. federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock. Subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% in value of our outstanding stock. We refer to these restrictions, collectively, as the “ownership limit.” Our board of directors has granted an exemption from the ownership limit to our Sponsor and its affiliates.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding common stock or 9.8% of our outstanding stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquiror or another individual or entity to own our stock in excess of the ownership limit.

Our board of directors may, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, waive the ownership limit and may establish or increase a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limit or creating an excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our board of directors may increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of the shares of our stock then outstanding, or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage of ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.

Our charter also prohibits:

•	any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons; and

•	any person from beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer of our stock, and any person who is the intended transferee of shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, must give immediate written notice to us of such an event or, in the case of a proposed or attempted transfer, give at least 15 days’ prior written notice to us and must provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter relating to the restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.

Any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock that, if effective, would result in a violation of the ownership limit (or other limit established by our charter or our board of directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code will cause the number of shares causing the violation (rounded up to the nearest whole share) to be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in a violation of the ownership limit (or other limit established by our charter or our board of directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity,” will be null and void.

Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in the sole discretion of the trustee. However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

Within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our charter. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the proposed transferee an amount equal to the lesser of:

•	the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, which will generally be the last sales price reported on the NYSE, the market price on the last trading day before the day of the event that resulted in the transfer of such shares to the trust; and

•	the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.

The trustee must distribute any remaining funds held by the trust with respect to the shares to the charitable beneficiary. If the shares are sold by the proposed transferee before we discover that they have been transferred to the trust, the shares will be deemed to have been sold on behalf of the trust and the proposed transferee must pay to the trustee, upon demand, the amount, if any, that the proposed transferee received in excess of the amount that the proposed transferee would have received had the shares been sold by the trustee.

Shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the last trading day before the day of the event that resulted in the transfer of such shares to the trust; and

•	the market price on the date we accept, or our designee accepts, such offer.

We may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

If our board of directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “BRX.”

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws is a summary and is qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the MGCL. See “Where You Can Find More Information.” Under “Material Provisions of Maryland Law and of Our Charter and Bylaws,” “we,” “us,” “our” and “our company” refer to Brixmor Property Group Inc. and not to any of its subsidiaries.

Election and Removal of Directors

Our charter and bylaws provide that the number of our directors may be established only by our board of directors but may not be more than 15 or fewer than the minimum number permitted by Maryland law, which is one. As provided in the stockholders’ agreement and our bylaws, for so long as the stockholders’ agreement remains in effect, any action by our board of directors to increase or decrease the size of our board of directors generally requires the consent of our Sponsor, and our Sponsor must consent to any amendment to our bylaws to modify this consent requirement. For so long as the stockholders’ agreement remains in effect, our bylaws require that, in order for an individual to qualify to be nominated or to serve as a director of our company, the individual must have been nominated in accordance with the stockholders’ agreement, including the requirement that we must nominate a certain number of directors designated by our Sponsor from time to time described in the “Transactions with Related Persons—Stockholders’ Agreement” section of our definitive proxy statement on Schedule 14A that was filed with the SEC on April 10, 2014 and is incorporated by reference in this prospectus, and our Sponsor must consent to any amendment to our bylaws to eliminate these director qualifications. There will be no cumulative voting in the election of directors, and a director will be elected by a plurality of the votes cast in the election of directors.

Our charter provides that any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum of the board of directors.

Our charter provides that a director may be removed with or without cause by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors, except that, for so long as the stockholders’ agreement remains in effect, the removal of a director who was nominated at the direction of our Sponsor, or a “Sponsor Director,” requires the consent of our Sponsor, and our Sponsor must consent to any amendment to our charter to amend or modify this consent requirement.

Amendment to Charter and Bylaws

Except as described below and as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter and our board of directors has the exclusive power to amend our bylaws. Amendments to certain provisions of our charter and bylaws requiring our Sponsor’s consent to certain actions or otherwise providing our Sponsor or Centerbridge with certain rights under our charter or bylaws (such as our Sponsor’s right to call a special meeting of our stockholders and the requirement that, to be qualified to be nominated and to serve as a director, an individual must be nominated in accordance with the stockholders’ agreement), and amendments that modify the approvals required to amend such provisions, in any case, as described under “Material Provisions of Maryland Law and of our Charter and Bylaws,” require the consent of our Sponsor and, in certain cases, Centerbridge. In addition, any amendment to the provision of our bylaws prohibiting our board of directors from revoking, altering or amending its resolution exempting any business combination from the “business combination” provisions of the MGCL without the approval of our stockholders and the provision exempting any acquisition of our stock from the “control share” provisions of the MGCL must be approved by the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, and, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the corporation’s then outstanding voting stock.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any transactions between us and any other person. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations involving us. Our bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt any resolution inconsistent with this resolution, with the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors. In the event that our board of directors amends or revokes this resolution, business combinations between us and an interested stockholder or an affiliate of an interested stockholder that are not exempted by our board of directors would be subject to the five-year prohibition and the super-majority vote requirements.

Control Share Acquisitions

The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting any acquisition of our stock by any person from the foregoing provisions on control shares, and this provision of our bylaws cannot be amended without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors. In the event that our bylaws are amended to modify or eliminate this provision, acquisitions of our common stock may constitute a control share acquisition.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:

•	a classified board;

•	a two-thirds vote of outstanding shares to remove a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•	a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	a provision that a special meeting of stockholders must be called upon stockholder request only on the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

We have elected in our charter to be subject to the provision of Subtitle 8 that provides that vacancies on our board of directors may be filled only by the remaining directors. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors or increase the vote required to remove a director without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of these additional provisions of Subtitle 8. We do not currently have a classified board and, subject to the right of our Sponsor to consent to the removal of any Sponsor Director, a director may be removed with or without cause by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors, subject to our Sponsor’s right to consent to any change in the number of directors, and (2) require the request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting to call a special meeting (unless the special meeting is called either by our board of directors, the chairman of our board of directors or our president, chief executive officer or secretary or at the request of our Sponsor as described below under the caption “—Special Meetings of Stockholders”).

Special Meetings of Stockholders

Our board of directors, the chairman of our board of directors or our president, chief executive officer or secretary may call a special meeting of our stockholders. Our bylaws provide that a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws, or, for so long as our Sponsor and its affiliates together continue to beneficially own at least 40% of the total Outstanding Brixmor Interests, our Sponsor, and, for so long as the stockholders’ agreement remains in effect, a special meeting to act on the removal of one or more Sponsor Directors must be called by our secretary upon written request by our Sponsor. For so long as the stockholders’ agreement remains in effect, our Sponsor’s consent is required for any amendment to this provision of our bylaws.

Stockholder Action by Written Consent

The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, stockholder action may be taken by consent in lieu of a meeting only if it is given by all stockholders entitled to vote on the matter. Our charter permits stockholder action by consent in lieu of a meeting to the extent permitted by our bylaws. Our bylaws provide that, so long as our pre-IPO owners and their affiliates together continue to beneficially own at least 40% of the total Outstanding Brixmor Interests, stockholder action may be taken without a meeting if a consent, setting forth the action so taken, is given by the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted. For so long as our pre-IPO owners and their affiliates together continue to beneficially own at least 40% of the total Outstanding Brixmor Interests, our Sponsor’s consent is required for any amendment to these provisions of our charter and bylaws.

Competing Interests and Activities of Our Non-Employee Directors

Our charter, to the maximum extent permitted from time to time by Maryland law, renounces any interest or expectancy that we have in, or any right to be offered an opportunity to participate in, any business opportunities that are from time to time presented to or developed by our directors or their affiliates, other than to those directors who are employed by us or our subsidiaries, unless the business opportunity is expressly offered or made known to such person in his or her capacity as a director.

Our charter provides that, to the maximum extent permitted from time to time by Maryland law, none of our Sponsor, Centerbridge or any of their respective affiliates, or any director who is not employed by us or any of his or her affiliates, will have any duty to refrain from (1) engaging in similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates, and our Sponsor, Centerbridge and each of our non-employee directors (including those designated by our Sponsor), and any of their respective affiliates, may (a) acquire, hold and dispose of shares of our stock, BPG Subsidiary Shares or OP Units for his, her or its own account or for the account of others, and exercise all of the rights of a stockholder of us or BPG Subsidiary, or a limited partner of our Operating Partnership, to the same extent and in the same manner as if he, she or it were not our director or stockholder, and (b) in his, her or its personal capacity, or in his or her capacity as a director, officer, trustee, stockholder, partner, member, equity owner, manager, advisor or employee of any other person, have business interests and engage, directly or indirectly, in business activities that are similar to ours or compete with us, that we could seize and develop or that include the acquisition, syndication, holding, management, development, operation or disposition of interests in mortgages, real property or persons engaged in the real estate business. In addition, our charter provides that, to the maximum extent permitted from time to time by Maryland law, in the event that our Sponsor, Centerbridge, any non-employee director or any of their respective affiliates acquires knowledge of a potential transaction or other business opportunity, no such person will have any duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and such person may take any such opportunity for himself, herself or itself or offer it to another person or entity unless the business opportunity is expressly offered to such person in his or her capacity as our director. Furthermore, our charter contains a provision intended to eliminate the liability of our Sponsor, Centerbridge, any director who is not employed by us or any of their affiliates to us or our stockholders for money damages in connection with any benefit received, directly or indirectly, from any transaction or business opportunity that we have renounced in our charter or otherwise and permit our directors and officers to be indemnified and advanced expenses, notwithstanding his, her or its receipt, directly or indirectly, of a personal benefit from any such transaction or opportunity. Our charter provides that, for so long as the stockholders’ agreement remains in effect, this provision of our charter may not be amended without the consent of our Sponsor and Centerbridge.

Advance Notice of Director Nomination and New Business

Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (3) by any stockholder who was a stockholder of record at the time of provision of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date our proxy statement for the preceding year’s annual meeting is first sent or given to our stockholders.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of provision of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting and or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

The restrictions on ownership and transfer of our stock discussed under the caption “Description of Stock—Restrictions on Ownership and Transfer” prevent any person from acquiring more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% in value of our outstanding stock without the approval of our board of directors. These provisions, as well as our Sponsor’s right to designate certain individuals whom we must nominate for election as directors, may delay, defer or prevent a change in control of us. Further, our board of directors has the power to increase the aggregate number of authorized shares and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, as discussed under the captions “Description of Stock—Common Stock” and “Description of Stock—Power to Reclassify and Issue Stock,” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. We believe that the power to increase the aggregate number of authorized shares and to classify or reclassify unissued shares of common or preferred stock, without approval of holders of our common stock, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws also provide that the number of directors may be established only by our board of directors (subject to our Sponsor’s right to consent to changes in the number of our directors for so long as the stockholders’ agreement remains in effect), which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Special Meetings of Stockholders” and “—Advance Notice of Director Nomination and New Business” require stockholders (other than our Sponsor, to the extent described above) seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock will be deemed to have notice of and consented to the provisions of our charter and bylaws, including the exclusive forum provisions in our bylaws. For so long as the stockholders’ agreement remains in effect, our Sponsor’s consent is required for any amendment to this provision of our bylaws.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits us to include a provision in our charter eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates our directors’ and officers’ liability to us and our stockholders for money damages to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter were to provide otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter authorizes us to indemnify any person who serves or has served, and our bylaws obligate us to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

•	as our director or officer; or

•	while a director or officer and at our request, as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of us or any of our predecessors.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that, in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

DESCRIPTION OF BPG SUBSIDIARY INC. CAPITAL STOCK

The following description of BPG Subsidiary’s capital stock is a summary and is qualified in its entirety by reference to BPG Subsidiary’s certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Incorporation by Reference” and “Where You Can Find More Information.”

BPG Subsidiary’s authorized capital stock consists of 3,000,000,000 BPG Subsidiary Shares, par value $0.01 per share, and 1,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Holders of BPG Subsidiary Shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Holders of shares BPG Subsidiary’s common stock are entitled to receive dividends when and if declared by BPG Subsidiary’s board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having preference over the right to participate with BPG Subsidiary’s common stock with respect to the payment of dividends.

Upon BPG Subsidiary’s dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock or any class or series of stock having liquidation preferences, if any, the holders of shares of BPG Subsidiary’s common stock will be entitled to receive pro rata BPG Subsidiary’s remaining assets available for distribution.

Holders of shares of BPG Subsidiary’s common stock do not have preemptive, subscription, redemption or conversion rights.

Preferred Stock

BPG Subsidiary’s certificate of incorporation authorizes BPG Subsidiary’s board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by holders of BPG Subsidiary Shares. BPG Subsidiary’s board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including: the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

BPG Subsidiary could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of BPG Subsidiary Shares might believe to be in their best interests or in which you might receive a premium for your shares of BPG Subsidiary common stock over the market price of the shares of BPG Subsidiary common stock.

As of November 7, 2014, 125 shares of BPG Subsidiary’s preferred stock were issued and outstanding, consisting of entirely of BPG Subsidiary’s Series A Redeemable Preferred Stock (liquidation preference $10,000.00 per share) par value $0.01 per share, the “Series A Preferred Stock.”

Series A Preferred Stock

Subject to the preferential rights of the holders of any securities ranking senior to the Series A Preferred Stock, holders are entitled to receive, when, as and if declared by the board of directors of BPG Subsidiary, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 12% per year on the liquidation preference plus all accumulated and unpaid dividends thereon.

The Series A Preferred Stock ranks senior to BPG Subsidiary’s common stock with respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of BPG Subsidiary to the extent provided in the Certificate of Incorporation of BPG Subsidiary (the “Certificate”).

Except as may otherwise be required by law, holders of the Series A Preferred Stock shall vote together with the holders of common stock on all matters. Holders of the Series A Preferred are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

BPG Subsidiary may, at its option, redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $10,000.00 per share plus an amount equal to all accrued and unpaid dividends to and including the redemption date, plus an applicable premium as set forth in the Certificate declining to par after June 20, 2016.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable BPG Subsidiary’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of BPG Subsidiary by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of BPG Subsidiary’s management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law and BPG Subsidiary’s Certificate of Incorporation and Bylaws

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for BPG Subsidiary’s board of directors to issue preferred stock with super majority voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire BPG Subsidiary or otherwise effect a change in control of BPG Subsidiary. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of BPG Subsidiary.

Stockholder Meetings, Nominations and Proposals

BPG Subsidiary’s bylaws provide that special meetings of the stockholders may be called only by or at the request of a majority of the board of directors or the chief executive officer. BPG Subsidiary’s bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of BPG Subsidiary.

Vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. BPG Subsidiary’s bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.

BPG Subsidiary’s certificate of incorporation provides that BPG Subsidiary’s board of directors is expressly authorized to make, alter, or repeal BPG Subsidiary’s bylaws and that BPG Subsidiary’s stockholders may only amend BPG Subsidiary’s bylaws with the approval of at least a majority of all of the outstanding shares of BPG Subsidiary’s capital stock entitled to vote.

No Cumulative Voting

The Delaware General Corporation Law, which we refer to as the DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. BPG Subsidiary’s amended and restated certificate of incorporation does not expressly provide for cumulative voting.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of BPG Subsidiary’s stock entitled to vote thereon were present and voted, unless the company’s certificate of incorporation provides otherwise. BPG Subsidiary’s amended and restated certificate of incorporation does not prohibit stockholder action by written consent.

Delaware Anti-Takeover Statute

BPG Subsidiary is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a publicly-held Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder. These provisions generally prohibit or delay the accomplishment of mergers, assets or stock sales or other takeover or change-in-control attempts that are not approved by a company’s board of directors.

In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	On or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance. The provisions of Section 203 may encourage companies interested in acquiring BPG Subsidiary to negotiate in advance with BPG Subsidiary’s board of directors because the stockholder approval requirement would be avoided if BPG Subsidiary’s board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Restrictions on Ownership and Transfer

In order for BPG Subsidiary to qualify as a REIT for U.S. federal income tax purposes, BPG Subsidiary’s stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of BPG Subsidiary’s stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Accordingly, BPG Subsidiary’s charter provides that each stockholder must give not less than 30 days’ prior written notice to BPG Subsidiary’s board of directors of any proposed transfer of any BPG Subsidiary Shares. Whenever it is deemed by BPG Subsidiary’s board of directors to be reasonably necessary to prevent:

•	any person from beneficially or constructively owning shares of our stock that would result in BPG Subsidiary’s being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause it to fail to qualify as a REIT; or

•	any transfer that would result in shares of BPG Subsidiary’s stock being beneficially owned by fewer than 100 persons;

BPG Subsidiary’s board of directors may require a statement or affidavit from each BPG Subsidiary Shareholder or proposed transferee of BPG Subsidiary Shares setting forth the number BPG Subsidiary Shares and shares of BPG Subsidiary’s Series A Redeemable Preferred Stock already owned (either actually or through constructive ownership) by it and any related person. If, in the good faith opinion of BPG Subsidiary’s board of directors, any transfer would result in BPG Subsidiary’s being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause it to fail to qualify as a REIT or would result in shares of BPG Subsidiary’s stock being beneficially owned by fewer than 100 person, BPG Subsidiary’s board of directors has the right to refuse to permit such transfer.

In addition, BPG Subsidiary may redeem any or all shares of BPG Subsidiary stock of any holder (whether or not such shares have been transferred with the prior approval of BPG Subsidiary’s board of directors) if, in the good faith opinion of BPG Subsidiary’s board of directors, such redemption is necessary to prevent BPG Subsidiary’s being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause it to fail to qualify as a REIT or to prevent BPG Subsidiary’s stock being beneficially owned by fewer than 100 persons.

Any purported acquisition of shares of stock of BPG Subsidiary which would result in BPG Subsidiary’s being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause it to fail to qualify as a REIT or being beneficially owned by fewer than 100 persons will be null and void and of no force or effect unless BPG Subsidiary’s board of directors determines that such acquisition will be given full force and effect.

Finally, holders of BPG Subsidiary Shares may not transfer any shares of BPG Subsidiary’s stock without obtaining an opinion of responsible counsel (who may be counsel for BPG Subsidiary), satisfactory in form and substance to the board of directors of BPG Subsidiary (which opinion may be waived, in whole or in part, at the discretion of BPG Subsidiary’s board of directors), that such transfer would not violate the registration or qualification provisions of the Securities Act, or any state securities or “Blue Sky” laws applicable to BPG Subsidiary or to the shares of stock.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF

BRIXMOR OPERATING PARTNERSHIP LP

The following summary of the terms of the agreement of limited partnership of our Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP, a copy of which is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

All of our assets are held by, and all of our operations are conducted through, our Operating Partnership, either directly or through subsidiaries. Brixmor OP GP LLC, a wholly-owned subsidiary of BPG Subsidiary, is the sole general partner of our Operating Partnership.

In the future, some of our property acquisitions could be financed by issuing OP Units in exchange for property owned by third parties. Such third parties would then be entitled to share in cash distributions from, and in the profits and losses of, our Operating Partnership in proportion to their respective percentage interests in our Operating Partnership if and to the extent authorized by the general partner of our Operating Partnership. Holders of Outstanding OP Units currently have the right (subject to the terms of the partnership agreement) to elect to redeem their OP Units for cash, based upon the value of an equivalent number of shares of our common stock at the time of the election to redeem, subject to our right to acquire the OP Units tendered for redemption in exchange for an equivalent number of shares of our common stock, and subject to the restrictions on ownership and transfer of our stock to be set forth in our charter. Notwithstanding the foregoing, our Sponsor and Centerbridge are generally permitted to elect to have their OP Units redeemed for shares of our common stock or cash as described above, at any time. The OP Units will not be listed on any securities exchange or quoted on any inter-dealer quotation system.

Provisions in the partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our Operating Partnership without the concurrence of our board of directors. These provisions include, among others:

•	redemption rights of limited partners and certain assignees of OP Units or other operating partnership interests;

•	transfer restrictions on OP Units and restrictions on admission of partners;

•	a requirement that Brixmor OP GP LLC may not be removed as the general partner of our Operating Partnership without its consent;

•	the ability of the general partner in some cases to amend the partnership agreement and to cause our Operating Partnership to issue preferred partnership interests in our Operating Partnership with terms that it may determine, in either case, without the approval or consent of any limited partner; and

•	the right of any future limited partners to consent to transfers of units of other Operating Partnership interests except under specified circumstances, including in connection with mergers, consolidations and other business combinations involving us.

Purpose, Business and Management

Our Operating Partnership is formed for the purpose of conducting any business, enterprise or activity permitted by or under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) including (1) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, financing, refinancing, conveyance and exchange of any asset or property of the Operating Partnership, (2) to acquire and invest in any securities and/or loans relating to such properties, (3) to enter into any partnership, joint venture, business or statutory trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the DRULPA, or to own interests in any entity engaged in any business permitted by or under the DRULPA, (4) to conduct the business of providing property and asset management and brokerage services, and (5) to do anything necessary or incidental to the foregoing. However, our Operating Partnership may not, without the general partner’s specific consent, which it may give or withhold in its sole and absolute discretion, take, or refrain from taking, any action that, in its judgment, in its sole and absolute discretion:

•	could adversely affect our ability or the ability of BPG Subsidiary to continue to qualify as a REIT;

•	could subject us or BPG Subsidiary to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code; or

•	could violate any law or regulation of any governmental body or agency having jurisdiction over us or BPG Subsidiary, our or their securities or our Operating Partnership.

The general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. If there is a conflict between our interests or the interests of us, BPG Subsidiary or our or BPG Subsidiary’s stockholders, on one hand, and the Operating Partnership or any current or future limited partners on the other, the general partner will endeavor in good faith to resolve the conflict in a manner not adverse to either us, BPG Subsidiary or our or BPG Subsidiary’s stockholders or any limited partners; provided, however, that for so long as BPG Subsidiary owns a controlling interest in our Operating Partnership and we own a controlling interest in BPG Subsidiary, any conflict that cannot be resolved in a manner not adverse to either us, BPG Subsidiary or our or BPG Subsidiary’s stockholders or any limited partners shall be resolved in favor of us, BPG Subsidiary and our and BPG Subsidiary’s stockholders. The partnership agreement also provides that the general partner will not be liable to our Operating Partnership, its partners or any other person bound by the partnership agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by our Operating Partnership or any limited partner, except for any such losses sustained, liabilities incurred or benefits not derived as a result of: (i) an act or omission on the part of the general partner that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of the general partner that it had reasonable cause to believe was unlawful; or (iii) for any loss resulting from any transaction for which the general partner actually received an improper personal benefit in money, property or services in violation or breach of any provision of the partnership agreement. Moreover, the partnership agreement provides that our Operating Partnership is required to indemnify the general partner and its members, managers, managing members, officers, employees, agents and designees from and against any and all claims that relate to the operations of our Operating Partnership, except (1) if the act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active or deliberate dishonesty, (2) for any transaction for which the indemnified party actually received an improper personal benefit, in money, property or services in violation or breach of any provision of the partnership agreement or (3) in the case of a criminal proceeding, if the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Except as otherwise expressly provided in the partnership agreement and subject to the rights of future holders of any class or series of partnership interest, all management powers over the business and affairs of our Operating Partnership are exclusively vested in Brixmor OP GP LLC, in its capacity as the sole general partner of our Operating Partnership. No limited partner, in its capacity as a limited partner, has any right to participate in or exercise management power over the business and affairs of our Operating Partnership (provided, however, that BPG Subsidiary, in its capacity as the sole member of the general partner and not in its capacity as a limited partner of the Operating Partnership, may have the power to direct the actions of the general partner with respect to the Operating Partnership). Brixmor OP GP LLC may not be removed as the general partner of our Operating Partnership, with or without cause, without its consent, which it may give or withhold in its sole and absolute discretion. In addition to the powers granted to the general partner under applicable law or any provision of the partnership agreement, but subject to certain other provisions of the partnership agreement and the rights of future holders of any class or series of partnership interest, Brixmor OP GP LLC, in its capacity as the general partner of our Operating Partnership, has the full and exclusive power and authority to do all things that it deems necessary or desirable to conduct the business and affairs of our Operating Partnership, to exercise or direct the exercise of all of the powers of our operating partnership and to effectuate the purposes of our Operating Partnership without the approval or consent of any limited partner. The general partner may authorize our Operating Partnership to incur debt and enter into credit, guarantee, financing or refinancing arrangements for any purpose, including, without limitation, in connection with any acquisition of properties, on such terms as it determines to be appropriate, and to acquire or dispose of any, all or substantially all of its assets (including goodwill), dissolve, merge, consolidate, reorganize or otherwise combine with another entity, without the approval or consent of any limited partner. With limited exceptions, the general partner may execute, deliver and perform agreements and transactions on behalf of our Operating Partnership without the approval or consent of any limited partner.

Additional Limited Partners

The general partner of our Operating Partnership may cause our Operating Partnership to issue additional OP Units or other partnership interests and to admit additional limited partners to our Operating Partnership from time to time, on such terms and conditions and for such capital contributions as it may establish in its sole and absolute discretion, without the approval or consent of any limited partner, including:

•	upon the conversion, redemption or exchange of any debt, OP Units or other partnership interests or securities issued by our Operating Partnership;

•	for less than fair market value; or

•	in connection with any merger of any other entity into our Operating Partnership.

The net capital contribution need not be equal for all limited partners. Each person admitted as an additional limited partner must make certain representations to each other partner relating to, among other matters, such person’s ownership of any tenant of Brixmor Property Group Inc., BPG Subsidiary or our Operating Partnership. No person may be admitted as an additional limited partner without our consent, which we may give or withhold in our sole and absolute discretion, and no approval or consent of any limited partner will be required in connection with the admission of any additional limited partner.

Our Operating Partnership may issue additional partnership interests in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over the units) as we may determine, in our sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, we may specify, as to any such class or series of partnership interest:

•	the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest;

•	the right of each such class or series of partnership interest to share, on a junior, senior or pari passu basis, in distributions;

•	the rights of each such class or series of partnership interest upon dissolution and liquidation of our Operating Partnership;

•	the voting rights, if any, of each such class or series of partnership interest; and

•	the conversion, redemption or exchange rights applicable to each such class or series of partnership interest.

LTIP Units

On March 11, 2014, the partnership agreement was amended to enable the Operating Partnership to issue a new class of partnership interests, known as long-term incentive plan units (“LTIP Units”), pursuant to the 2013 Omnibus Incentive Plan to certain of our officers and employees as an alternative type of award grant under the 2013 Omnibus Incentive Plan. LTIP Units are a class of partnership units that are intended to qualify as “profits interests” in the Operating Partnership for federal income tax purposes that, subject to certain conditions, including vesting, are convertible by the holder into OP Units. LTIP Units initially will not have full parity, on a per unit basis, with OP Units with respect to ordinary and liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with OP Units, at which time vested LTIP Units may be converted into OP Units on a one-for-one basis. Holders of OP Units (other than the Company, BPG Subsidiary Inc. or the general partner of the Operating Partnership) may, in turn, redeem their OP Units for cash based upon the market value of an equivalent number of shares of our common stock or, at the general partner’s election, exchange their OP Units for shares our common stock on a one-for-one basis subject to customary conversion rate adjustments for splits, unit distributions and reclassifications.

In connection with the foregoing, the provisions of the partnership agreement of our Operating Partnership for allocating net income and net loss were amended to provide that, upon a sale of all or substantially all of the assets of the Operating Partnership, holders of LTIP Units will receive a priority allocation of income. The priority allocation will be made to the holders of LTIP Units until the capital account of each LTIP Unit equals the capital account of an OP Unit. In addition, the capital accounts of the LTIP Units will be increased in priority to the OP Units when the Operating Partnership revalues its properties. After the capital account balances of the LTIP Units have been increased such that each LTIP Unit has a capital account balance equal to that of an OP Unit, allocations of net income and net loss are made on a per-unit basis. The effect of this change to the allocation provisions is to enable LTIP Units, which are issued with lower capital account balances than the OP Units, to participate in liquidating distributions of the Operating Partnership on the same basis as OP Units, assuming there is sufficient profit to allocate to the LTIP Units.

COMPARISON OF OWNERSHIP OF OP UNITS, BPG SUBSIDIARY SHARES AND COMMON STOCK

The information below highlights a number of the significant differences between the rights and privileges associated with ownership of the OP Units, BPG Subsidiary Shares and Brixmor Property Group Inc. common stock. This discussion is intended to assist holders of the OP Units and BPG Subsidiary Shares in understanding how their investment will change if their OP Units and/or BPG Subsidiary Shares are exchanged for shares of our common stock. The following information is summary in nature, is not intended to describe all the differences between the OP Units, the BPG Subsidiary Shares and our common stock and is qualified by reference to our charter and bylaws, to the partnership agreement of Brixmor Operating Partnership LP, as amended, and to the certificate of incorporation and bylaws of BPG Subsidiary Inc., copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Incorporation by Reference” and “Where You Can Find More Information.”

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

Form of Organization, Purpose and Assets

Brixmor Property Group Inc. (the “Corporation”) is a Maryland corporation. We believe that we have operated so as to qualify as a REIT under the Code, commencing with our taxable year ended December 31, 2011, and intend to continue to so operate. We were formed for the purpose of engaging in any lawful act or activity for which corporations can be organized under the laws of the State of Maryland.	BPG Subsidiary Inc. (“BPG Subsidiary”) is a Delaware corporation governed by the General Corporation Law of the State of Delaware (the “DGCL”). BPG Subsidiary was formed for the purpose of engaging in any lawful act or activity for which corporations may be organized under the DGCL, and it is intended that BPG Subsidiary Inc. carry on a business as a REIT under the Code.	Brixmor Operating Partnership LP (the “Operating Partnership”) is a Delaware limited partnership governed by the Delaware Revised Uniform Partnership Act (the “Act”). The Operating Partnership was formed for the purpose of, and the nature of the business to be conducted by the Operating Partnership is, conducting any business, enterprise or activity permitted by or under the Act, including, without limitation, (i) conducting the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, financing, refinancing, conveyance and exchange of the Operating Partnership’s assets and properties, (ii) acquiring and investing in any securities and/or loans relating to the Operating Partnership’s assets and properties, (iii) entering into any partnership, joint venture, business or statutory trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or owning interests in any entity engaged in any

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

business permitted by or under the Act, (iv) conducting the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or similar arrangements, and (v) doing anything necessary or incidental to the foregoing.

Authorized Share Capital

The total number of shares of all classes of stock that the Corporation is authorized to issue is 3,300,000,000 consisting of (i) 3,000,000,000 shares of Common Stock, $0.01 par value per share and (ii) 300,000,000 shares of Preferred Stock, $0.01 par value per share. The Board of Directors of the Corporation, with the approval of a majority of the entire Board and without any action by the common stockholders of the Corporation, may amend the Corporation’s charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.	The total number of shares of all classes of stock that BPG Subsidiary is authorized to issue is 3,000,001,000 consisting of (i) 3,000,000,000 shares of BPG Subsidiary Common Stock, par value $0.01 per share and (ii) 1,000 shares of BPG Subsidiary Preferred Stock, par value $0.01 per share.	Brixmor OP GP LLC, the general partner of the Operating Partnership, may issue additional common units of partnership interest or create new classes or series of ownership interest in the Operating Partnership.

Voting Rights

Subject to the restrictions on ownership and transfer of the Corporation’s stock discussed under the caption “Description of Stock—Restrictions on Ownership and Transfer” and the voting rights of holders of outstanding shares of any other class or series of the Corporation’s stock, holders of the Corporation’s common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders

Holders of BPG Subsidiary Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of BPG Subsidiary Common Stock do not have cumulative voting rights in the election of directors.

Except as otherwise required by law, BPG Subsidiary Common Stockholders vote as a single class with the holders of BPG Subsidiary’s Series A Redeemable Preferred Stock.

All management powers over the business and affairs of the Operating Partnership are vested exclusively in Brixmor OP GP LLC, as the general partner.

No limited partner of the Operating Partnership, in its capacity as such, has any right to participate in or exercise control or management power over the business and affairs of the Operating Partnership; provided, however, that BPG Subsidiary, in its capacity as the sole member of

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

of the Corporation’s common stock do not have cumulative voting rights in the election of directors.

Under the Corporation’s bylaws and the MGCL, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter constitutes a quorum of the stockholders at a meeting of stockholders. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum has been established is sufficient to approve matters which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Corporation’s charter. Under the MGCL, a Maryland corporation generally cannot amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. As permitted by the MGCL, however, the Corporation’s charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, although, for so long as the stockholders’ agreement remains in effect, certain amendments to the Corporation’s charter inconsistent with the rights of our Sponsor or Centerbridge under the stockholders’ agreement or the Corporation’s charter or bylaws also require the Corporation’s Sponsor’s consent and, in certain cases, Centerbridge’s consent. See “Material Provisions of Maryland Law and of our Charter and Bylaws.”

	Under BPG Subsidiary’s bylaws and the DGCL, a majority of the voting power of the common stock issued and outstanding and entitled to vote at a meeting constitutes a quorum of the stockholders at such meeting. When a quorum is present at any such meeting, the vote of the majority of the votes cast shall decide a matter brought before such meeting, unless the question is one upon which by express provision of the certificate of incorporation or bylaws of BPG Subsidiary or the DGCL a different vote is required, in which case such express provision governs and controls the decision of such question.	Brixmor OP GP LLC and not in its capacity as a limited partner of the Operating Partnership, has the power to direct the actions of Brixmor OP GP LLC with respect to the Operating Partnership.

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

Dividend Rights/Distributions

Holders of the Corporation’s common stock are entitled to receive dividends if, as and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends, subject to the terms of any outstanding preferred stock or any other class or series of stock we may authorize and issue in the future.	Holders of BPG Subsidiary Common Stock are entitled to receive dividends when and if declared by BPG Subsidiary’s board of directors out of funds legally available therefor, subject to the rights of holders of any outstanding series of BPG Subsidiary’s Preferred Stock or any class or series of BPG Subsidiary’s stock having preference over or the right to participate with the Common Stock with respect to the payment of dividends.	Pursuant to the partnership agreement of the Operating Partnership, Brixmor OP GP LLC, as the general partner, has the right to determine when distributions will be made to limited partners of the Operating Partnership and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the partners of the Operating Partnership in accordance with their respective units of partnership interest and pro rata as to units of partnership interest of each class.

Liquidity

With the exception of common stock held by the Corporation’s affiliates and subject to the restrictions on transfer discussed above under “Description of Stock—Restrictions on Ownership and Transfer,” the Corporation’s common stock is freely transferable.

The Corporation’s common stock is not convertible or exchangeable into any other class of security issued by the Corporation, BPG Subsidiary, the Operating Partnership or any other person or entity.

The Corporation’s common stock is listed on the New York Stock Exchange.

Shares of BPG Subsidiary Common Stock may not be transferred without 30 days’ advance written notice to BPG Subsidiary’s board of directors and an opinion of responsible counsel (who may be counsel for BPG Subsidiary), satisfactory in form and substance BPG Subsidiary’s board of directors (which opinion may be waived, in whole or in part, at the discretion of BPG Subsidiary’s board of directors), that such transfer would not violate the registration or qualification provisions of the Securities Act, as amended, or any state securities or “Blue Sky” laws applicable to BPG Subsidiary or to the shares of stock. Shares of BPG Subsidiary Common Stock are also subject to the additional restrictions on transfer described above under “Description of BPG Subsidiary Stock—Restrictions on Ownership and Transfer.”

Subject to the terms and conditions of the exchange agreement we entered into with

Prior to the date that is 14 months after becoming a holder of partnership interests (or, in the case of any limited partner who was a limited partner as of the closing date of our IPO, prior to November 4, 2014), limited partners other than Blackstone and Centerbridge may not transfer their partnership interests in the Operating Partnership without the consent of the general partner except in the case of certain permitted transfers made in accordance with the Operating Partnership’s partnership agreement, as amended.

Beginning 14 months after becoming a holder of partnership interests (or, in the case of any limited partner who was a limited partner as of the closing date of our IPO, as of November 4, 2014 and, in the case of Blackstone and Centerbridge, at any time), limited partners may transfer their partnership interests in the Operating Partnership without the consent of the general partner, but

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP
the holders of BPG Subsidiary Shares on October 29, 2013 and subject to the restrictions on ownership and transfer of our stock set forth in our charter, holders of BPG Subsidiary Shares (other than Brixmor Property Group Inc.) may, from and after November 4, 2014, exchange their BPG Subsidiary Shares for shares of common stock on a one-for-one basis, subject to customary exchange rate adjustments for stock splits, stock dividends and reclassifications or, at our election, for cash based upon the market value of an equivalent number of shares of common stock. Notwithstanding the foregoing, certain investment funds affiliated with The Blackstone Group L.P. (together with The Blackstone Group L.P., “Blackstone”) are generally permitted to exchange BPG Subsidiary shares at any time.

subject to certain conditions in the Operating Partnership’s partnership agreement, as amended.

Furthermore, under the Operating Partnership’s partnership agreement, as amended, holders OP Units may, from and after November 4, 2014 (subject to the terms and conditions of the Operating Partnership’s partnership agreement and the restrictions on ownership and transfer of our stock set forth in our charter), redeem their OP Units for cash based upon the market value of an equivalent number of shares of common stock or, at our election, exchange their OP Units for shares of common stock on a one-for-one basis, subject to customary exchange rate adjustments for stock splits, stock dividends and reclassifications. Notwithstanding the foregoing, Blackstone is generally permitted to redeem OP Units at any time.

Management

The Corporation’s board of directors directs its business and affairs. Accordingly, except for their power to vote in the election of directors and on any other matters properly presented at any annual or special meeting of stockholders, the Corporation’s common stockholders, as such, do not directly have any control over the Corporation’s business and affairs.	BPG Subsidiary’s board of directors manages its business and affairs. Accordingly, except for their vote in the election of directors and their vote in specified major transactions, BPG Subsidiary’s common stockholders, as such, do not directly have any control over its business and affairs.	Brixmor OP GP LLC, as the general partner, manages the business and affairs of the Operating Partnership. No limited partner, in its capacity as such, has any right to participate in the conduct, control or management of Brixmor OP GP LLC.

Fiduciary Duties of Directors/General Partner

Under Maryland law, in discharging his or her duties, including when acting as a member of a board committee, a director must act in good faith, in a manner reasonably	Under Delaware law, the directors of BPG Subsidiary owe BPG Subsidiary and its stockholders fiduciary duties, including the duties of care and loyalty, and are	Under Delaware law, the general partner of the Operating Partnership is accountable to the Operating Partnership as a fiduciary and, consequently, is

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

believed by the director to be in the best interests of the Corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

The Corporation’s charter eliminates the liability of directors and officers for money damages to the Corporation and its stockholders to the fullest extent permitted by Maryland law. Maryland law permits a corporation, in its charter, to eliminate the liability of its directors and officers for money damages to the corporation or its stockholders, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action.

required to act in good faith in discharging their duties.

Under BPG Subsidiary’s certificate of incorporation, to the extent permissible under Delaware law, no member of the board of directors is personally liable to BPG Subsidiary or its stockholders for monetary damages for any breach of fiduciary duty as a director.

required to exercise good faith and integrity in all of its dealings with respect to partnership affairs.

Under the Operating Partnership’s partnership agreement, no partner, including the General Partner, is personally liable to the Operating Partnership or to the partners of the Operating Partnership, including for any damages arising out of the breach of such partner’s fiduciary duties, except for (i) liabilities resulting from an act or omission on the part of such partner that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of such partner that such partner had reasonable cause to believe was unlawful; or (iii) any transaction for which such partner actually received an improper personal benefit in money, property or services in violation or breach of the Operating Partnership’s partnership agreement.

Indemnification

To the fullest extent permitted by law, the Corporation must indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, each present or former director or officer of the Corporation who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that and certain other capacities. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers.”	To the fullest extent permitted by law, BPG Subsidiary will indemnify any current or former director or officer who is made or threatened to be made a party to or is otherwise involved in any suit, action or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her service in that and certain other capacities, against all loss and liability suffered and expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with such a suit.	Subject to certain exceptions, to the fullest extent permitted by law, the Operating Partnership will indemnify the Corporation, BPG Subsidiary, Brixmor OP GP LLC, or a member, manager or managing member of Brixmor OP GP LLC or a director or officer of the Corporation or BPG Subsidiary or an employee or agent of the Corporation, BPG Subsidiary or Brixmor OP GP LLC in any suit or other proceeding by or in the right of the Operating Partnership or otherwise that relate to the operations of the Operating Partnership against all loss, claims, damages and liability

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

suffered and expenses (including attorney’s fees), judgments, fines and amounts paid in settlement arising from such a suit.

Number of Directors; Election of Directors; Filling of Vacancies; Removal of Directors/General Partner

The number of the Corporation’s directors may be established only by the Corporation’s board of directors but may not be more than 15 or fewer than the minimum number permitted by Maryland law, which is one.

For so long as the stockholders’ agreement remains in effect, any action by the Corporation’s board of directors to increase or decrease the size of the Corporation’s board of directors generally requires the consent of the Corporation’s Sponsor, and the Corporation’s Sponsor must consent to any amendment to our bylaws to modify this consent requirement.

For so long as the stockholders’ agreement remains in effect, in order for an individual to qualify to be nominated or to serve as a director, the individual must have been nominated in accordance with the stockholders’ agreement, including the requirement that the Corporation must nominate a certain number of directors designated by the Corporation’s Sponsor from time to time described in the “Transactions with Related Persons—Stockholders’ Agreement” section of the Corporation’s definitive proxy statement on Schedule 14A that was filed with the SEC on April 10, 2014 and is incorporated by reference in this prospectus, and the Corporation’s Sponsor must consent to any amendment to the Corporation’s bylaws to eliminate these director qualifications.

There will be no cumulative voting in the election of directors, and a

The number of directors of BPG Subsidiary will be one or such greater number as is determined by resolution of the board of directors of BPG Subsidiary.

The directors are elected by a vote of a plurality of those holders of BPG Subsidiary’s common stock and Class A Redeemable Preferred Stock and others entitled to vote that are present (in person or by proxy) at a meeting in which such votes are cast.

Any vacancy on the board of directors shall be filled only by a vote of the majority of the board of directors then in office, although less than a quorum, or by a sole remaining director.

Any director, or the entire board, may be removed, with or without cause, by a vote of the majority of the stockholders entitled to vote for such director(s).

The partners may not remove the general partner, with or without cause, without the consent of the general partner, which it may give or withhold in its sole and absolute discretion.

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

director will be elected by a plurality of the votes cast in the election of directors.

Any vacancy on the Corporation’s board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

A director may be removed with or without cause by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors, except that, for so long as the stockholders’ agreement remains in effect, the removal of a director who was nominated at the direction of the Corporation’s Sponsor, or a “Sponsor Director,” requires the consent of the Corporation’s Sponsor, and the Corporation’s Sponsor must consent to any amendment to the Corporation’s charter to amend or modify this consent requirement.

Director/General Partner Nominations by Stockholders/Partners

The Corporation’s bylaws require that common stockholders must give advance notice of a director nomination prior to a meeting in which such a nomination will be made. Specifically, advance notice of the nomination must generally be delivered to the Secretary of the Corporation at the Corporation’s executive offices not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date the Corporation’s proxy statement for the preceding year’s annual meeting is first sent or given to the Corporation’s stockholders. Notice of any nomination must contain all information that is required to be disclosed in a proxy solicitation by	BPG Subsidiary’s bylaws do not contain any restrictions on stockholder director nominations.	As noted above, the partners may not remove the general partner, with or without cause, without the consent of the general partner, which it may give or withhold in its sole and absolute discretion.

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

Regulation 14A under the Exchange Act, the nominee’s written consent to serve as a director, if elected, and certain other information required by the Corporation’s bylaws.

Stockholder/Partner Proposals

Common stockholders and other stockholders may make proposals to be considered and voted on at an annual meeting of stockholders. Notice of such proposals must be made in the same timely manner as is required for director nominations and must contain the information set forth in the Corporation’s bylaws.	BPG Subsidiary’s bylaws do not contain any restrictions on stockholder proposals.	No limited partner, in its capacity as such, has any right to participate in or exercise control or management power over the business and affairs of the Operating Partnership; provided, however, that BPG Subsidiary, in its capacity as the sole member of Brixmor OP GP LLC, the general partner, may have the power to direct the actions of the general partner with respect to the Operating Partnership.

Special Meetings Called by Stockholders/Partners

The Corporation’s bylaws provide that special meetings of the stockholders may be called by the board of directors, the chairman of the board, the chief executive officer, the president and the secretary. In addition, special meetings must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. The request must contain all the information that is required to be disclosed in a proxy solicitation by Regulation 14A under the Exchange Act and must otherwise be made in accordance with the Corporation’s bylaws.	BPG Subsidiary’s bylaws provide that special meetings may only be called by the chief executive officer of BPG Subsidiary or by or at the request of a majority of BPG Subsidiary’s directors.	Under the Operating Partnership’s partnership agreement, as amended, only the general partner may call meetings of the partnership.

Stockholder/Partner Action Through Writing

The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, stockholder	The DGCL provides that any action required to be taken at any annual or special meeting of the stockholders may be taken without	The Operating Partnership’s partnership agreement, as amended, provides that any action requiring the consent of any

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

action may be taken by consent in lieu of a meeting only if it is given by all stockholders entitled to vote on the matter. The Corporation’s charter permits stockholder action by consent in lieu of a meeting to the extent permitted by our bylaws. The Corporation’s bylaws provide that, so long as the Corporation’s pre-IPO owners and their affiliates together continue to beneficially own at least 40% of the total Outstanding Brixmor Interests, stockholder action may be taken without a meeting if a consent, setting forth the action so taken, is given by the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s stock entitled to vote thereon were present and voted. For so long as the Corporation’s pre-IPO owners and their affiliates together continue to beneficially own at least 40% of the total Outstanding Brixmor Interests, the Corporation’s Sponsor’s consent is required for any amendment to these provisions of our charter and bylaws.	a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the company’s certificate of incorporation provides otherwise.	partner or group of partners pursuant to the partnership agreement or that is required or permitted to be taken at a meeting of the partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by partners whose consent would be sufficient to approve such action at a meeting of the partners.

Amendments to Governing Instruments

Except as described in “Material Provisions of Maryland Law and of Our Charter and Bylaws” and as provided in the MGCL, amendments to the Corporation’s charter must be advised by the Corporation’s board of directors and approved by the affirmative vote of the Corporation’s stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter and the Corporation’s board of directors has the exclusive power to amend the Corporation’s bylaws.

Amendments to certain provisions of the Corporation’s charter and bylaws

The DGCL provides that the certificate of incorporation of a corporation may only be amended by the board of directors with the approval of a majority of the outstanding stock entitled to vote and a majority of the outstanding stock of any class of stock affected by the amendment.

BPG Subsidiary’s certificate of incorporation provides that the board of directors is expressly authorized to make, alter, or repeal its bylaws and that its stockholders may only amend BPG Subsidiary’s bylaws with the

The Operating Partnership’s partnership agreement may be amended with the consent of the general partner and a majority in interest of the limited partners. Certain amendments that affect the fundamental rights of a limited partner must be approved by each affected limited partner. In addition, the general partner may, without the consent of the limited partners, amend the Operating Partnership’s partnership agreement as to certain ministerial matters.

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

requiring the Corporation’s Sponsor’s consent to certain actions or otherwise providing the Corporation’s Sponsor or Centerbridge with certain rights under the Corporation’s charter or bylaws (such as the Corporation’s Sponsor’s right to call a special meeting of the Corporation’s stockholders, provisions relating to the Corporation’s renunciation of certain corporate opportunities, the Corporation’s stockholders’

power to act by written consent

in lieu of a meeting, the

establishment of an exclusive

forum for certain types of

litigation and the requirement that, to be qualified to be nominated and to serve as a director, an individual must be nominated in accordance with the stockholders’ agreement), and amendments that modify the approvals required

to amend such provisions, in any case, as described under “Material Provisions of Maryland Law and our Charter and Bylaws,” require the consent of the Corporation’s Sponsor and, in certain cases, Centerbridge. In addition, any amendment to the provision of the Corporation’s bylaws prohibiting the Corporation’s board of directors from revoking, altering or amending its resolution exempting any business combination from the “business combination” provisions of the MGCL without the approval of the Corporation’s stockholders and the provision exempting any acquisition of the Corporation’s stock from the “control share” provisions of the MGCL must be approved by the affirmative vote of a majority of the votes cast on the matter by the Corporation’s stockholders entitled to vote generally in the election of directors.

approval of a majority of the outstanding shares of the BPG Subsidiary’s capital stock entitled to vote.

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

Asset Sales, Mergers and Consolidations

Under Maryland law, a Maryland corporation generally cannot consolidate, convert, merge or sell all or substantially all of its assets unless the action is declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. As permitted by Maryland law, however, the Corporation’s charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

The DGCL provides that the board of directors may sell, lease or exchange all or substantially all a Corporation’s assets when authorized by a majority of the stockholders entitled to vote on a resolution granting such authorization.

BPG Subsidiary may merge or consolidate with another entity upon the board of directors recommending such action and subsequent approval of a majority of the stockholders entitled to vote on mergers and consolidations. In general, the information submitted to the stockholders by the board of directors must include (i) the terms and conditions of the merger or consolidation; (ii) the mode of carrying the transaction into effect; (iii) in the case of a merger, any changes that are to be made to the certificate of incorporation of the surviving company (or if no such changes, a statement that the certificate of incorporation of the surviving company shall be the applicable certificate of incorporation); (iv) in the case of a consolidation, that the certificate of incorporation of the resulting corporation shall be as is set forth in an attachment to the consolidation agreement; (v) the manner, if any, of converting the shares of the constituent corporations into an interest in the surviving or newly created entity; and (vi) such other details or provisions as are deemed desirable.

The general partner has the full and exclusive power and authority, in its sole and absolute discretion, without the consent or approval of any limited partner to sell, transfer, exchange or dispose of any, all or substantially all of the assets of the Operating Partnership or to merge, consolidate, reorganize or otherwise combine the Operating Partnership with or into another entity.

Rights on Dissolution

Upon the Corporation’s liquidation, dissolution or winding up and after	Upon BPG Subsidiary’s dissolution, liquidation or winding	Upon a liquidating event (as defined in the Operating

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any other class or series of the Corporation’s stock having liquidation preferences, if any, the holders of the Corporation’s common stock will be entitled to receive pro rata the Corporation’s remaining assets available for distribution.	up, after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of preferred stock or any class or series of stock having liquidation preferences, if any, the holders of shares of BPG Subsidiary Common Stock will be entitled to receive pro rata the BPG Subsidiary’s remaining assets available for distribution.	Partnership’s partnership agreement), the general partner (or, in the event that there is no remaining general partner or the general partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any person elected by a majority in interest of the partners) shall wind up and liquidate the business and property of the Operating Partnership. The assets of the Operating Partnership shall be applied in the following manner and order of priority: (i) to the satisfaction of all the Operating Partnership’s debts and liabilities to creditors other than holders of partnership interests (whether by payment or the making of reasonable provision for payment thereof); (ii) to the satisfaction of all the Operating Partnership’s debts and liabilities to Brixmor OP GP LLC, as the general partner and BPG Subsidiary (whether by payment or the making of reasonable provision for payment thereof), including amounts due as reimbursement under the Operating Partnership’s partnership agreement; (iii) to the satisfaction of all the Operating Partnership’s debts and liabilities to the other holders of partnership interests (whether by payment or the making of reasonable provision for payment thereof); and (iv) to the partners in amounts calculated in accordance with the Operating Partnership’s partnership agreement.

Federal Income Taxation

The Corporation has elected to be taxed as a REIT. Provided that the Corporation qualifies as a REIT, generally it will be entitled to a deduction for dividends that the	BPG Subsidiary has elected to be taxed as a REIT. Provided that BPG Subsidiary qualifies as a REIT, generally it will be entitled to a deduction for dividends that it	The Operating Partnership is not subject to federal income taxes. Instead, each partner includes its allocable share of the Operating Partnership’s taxable income or

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

Corporation pays and therefore will not be subject to federal corporate income tax on the Corporation’s net taxable income that is currently distributed to the Corporation’s stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation. A qualified REIT, however, is subject to federal income tax on income that is not distributed and also may be subject to federal income and excise taxes in certain circumstances. The maximum federal income tax rate for corporations under current law is 35%.

Distributions that the Corporation makes and gains arising from the disposition of its common stock by a stockholder will not be treated as passive activity income, and therefore stockholders will not be able to apply any “passive activity losses” against such income. As long as the Corporation qualifies as a REIT, distributions made by the Corporation to its taxable domestic stockholders out of current or accumulated earnings and profits generally will be taken into account by them as ordinary income. Distributions that are designated as capital gain dividends generally will be taxed as long-term capital gain, subject to certain limitations. Distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of basis to the extent of a stockholder’s adjusted basis in its stock, with the excess taxed as capital gain.

Each year, stockholders will receive an IRS Form 1099-DIV used by corporations to report dividends paid to their stockholders.

The Corporation and its stockholders may be subject to state or local pays and therefore will not be subject to federal corporate income tax on its net taxable income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation. A qualified REIT, however, is subject to federal income tax on income that is not distributed and also may be subject to federal income and excise taxes in certain circumstances. The maximum federal income tax rate for corporations under current law is 35%.

Distributions that BPG Subsidiary makes and gains arising from the disposition of its common stock by a stockholder will not be treated as passive activity income, and therefore stockholders will not be able to apply any “passive activity losses” against such income. As long as BPG Subsidiary qualifies as a REIT, distributions made by BPG Subsidiary to its taxable domestic stockholders out of current or accumulated earnings and profits generally will be taken into account by them as ordinary income. Distributions that are designated as capital gain dividends generally will be taxed as long-term capital gain, subject to certain limitations. Distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of basis to the extent of a stockholder’s adjusted basis in its stock, with the excess taxed as capital gain.

Each year, stockholders will receive an IRS Form 1099-DIV used by corporations to report loss in determining its individual federal income tax liability.

A partner’s share of income and loss generated by the Operating Partnership generally is subject to the passive activity limitations. Under the passive activity rules, income and loss from the Operating Partnership that are considered “passive income” generally can be offset against income and loss from other investments that constitute “passive activities.” Cash distributions from the Operating Partnership are not taxable to a partner except to the extent such distributions exceed such partner’s basis in its interest in the Operating Partnership (which will include such partner’s allocable share of the Operating Partnership’s taxable income and nonrecourse debt).

Each year, partners will receive a Schedule K-1 containing detailed tax information for inclusion in preparing their federal income tax returns.

Partners may be subject to state or local taxation in various state or local jurisdictions, including those in which the Operating Partnership or they transact business or reside.

Brixmor Property Group Inc.	BPG Subsidiary Inc.	Brixmor Operating Partnership LP

taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Please see “Material United States Federal Income Tax Considerations,” above.

dividends paid to their shareholders.

BPG Subsidiary and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which BPG Subsidiary or they transact business or reside.

Please see “Material United States Federal Income Tax Considerations,” above.

PLAN OF DISTRIBUTION

This prospectus relates to the issuance from time to time of (1) up to 838,041 shares of common stock to holders of BPG Subsidiary Shares, upon an exchange of up to an equal number of BPG Subsidiary Shares; and (2) up to 199,168 shares of common stock to holders of OP Units, upon redemption of up to an equal number of OP Units. The shares of common stock registered under this prospectus will only be issued to the extent that holders of BPG Subsidiary Shares exchange such BPG Subsidiary Shares (and we elect not to pay the applicable cash amount in connection with such exchange), and to the extent that holders of OP Units redeem such OP Units (and we elect not to pay the applicable cash amount upon such redemption). We will not receive any cash proceeds from the issuance of any shares of common stock upon an exchange of BPG Subsidiary Shares, but Brixmor Property Group Inc. will acquire the BPG Subsidiary Shares exchanged for shares of common stock that are issued to an exchanging holder. In addition, we will not receive any cash proceeds from the issuance of any shares of common stock upon a redemption of OP Units, but BPG Subsidiary will acquire the OP Units that are redeemed for shares of common stock that are issued to a redeeming holder and will issue to Brixmor Property Group Inc. an equivalent number of additional shares of common stock of BPG Subsidiary. The expenses associated with the distribution of the common stock registered under this prospectus will be borne by Brixmor Property Group Inc.

LEGAL MATTERS

Certain legal and tax matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Venable LLP, Baltimore, Maryland will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of common stock. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with The Blackstone Group L.P.

EXPERTS

The consolidated financial statements of Brixmor Property Group Inc. as of December 31, 2013 and 2012 and for each of the three years ended December 31, 2013, that have been incorporated by reference into this prospectus by reference to Brixmor Property Group Inc.’s Current Report on Form 8-K, filed with the SEC on May 27, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2014 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2013);

•	our Current Reports on Form 8-K, filed on March 14, 2014, March 18, 2014, April 3, 2014, May 27, 2014, June 16, 2014, August 22, 2014, September 18, 2014, October 17, 2014 and November 4, 2014;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on October 30, 2013, including all amendments and reports filed for the purpose of updating such description; and

•	all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Brixmor Property Group Inc.

420 Lexington Avenue

New York, New York 10170

Attn: Investor Relations

(212) 869-3000

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at http://www.brixmor.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our common stock, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, which each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We are subject to the informational requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You may also obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We also make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses incurred or expected to payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$2,927
Accounting Fees and Expenses	$50,000
Legal Fees and Expenses	$50,000
Miscellaneous	$25,000

Total	$127,927

Item 15. Indemnification of Directors and Officers.

Maryland law permits us to include a provision in our charter eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires us (unless our charter were to provide otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Maryland law prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter authorizes us to indemnify any person who serves or has served, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

•	as our director or officer; or

•	while a director or officer and at our request, as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of us or any of our predecessors.

We are party to indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that, in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the organizational documents of certain of our subsidiaries.

Item 16. Exhibits.

Following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein.

Exhibit No.	Description of Exhibit

4.1	Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Brixmor Property Group Inc. (File No. 001-36160) filed on November 4, 2013)

4.2	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of Brixmor Property Group Inc. (File No. 001-36160) filed on November 4, 2013)

5.1	Opinion of Venable LLP regarding validity of the shares registered

8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters

10.1	Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP, dated as of October 29, 2013, by and between Brixmor OP GP LLC, as General Partner, BPG Subsidiary Inc., as Special Limited Partner, and the other limited partners from time to time party thereto (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Brixmor Property Group Inc. (File No. 001-36160) filed on November 4, 2013)

10.2	Amendment No. 1 to the Amended and Restated Limited Partnership Agreement of Brixmor Operating Partnership LP, dated as of October 29, 2013, by and between Brixmor OP GP LLC, as General Partner, and the limited partners from time to time party thereto (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of Brixmor Property Group Inc. (File No. 001-36160) filed on November 4, 2013)

Exhibit No.	Description of Exhibit

10.3	Amendment No. 2 to the Amended and Restated Limited Partnership Agreement of Brixmor Operating Partnership LP, dated as of October 29, 2013, by and between Brixmor OP GP LLC, as General Partner, and the limited partners from time to time party thereto (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Brixmor Property Group Inc. (File No. 001-36160) filed on March 14, 2014)

10.4	Amendment No. 3 to the Amended and Restated Limited Partnership Agreement of Brixmor Operating Partnership LP, dated as of October 29, 2013, by and between Brixmor OP GP LLC, as General Partner, and the limited partners from time to time party thereto (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Brixmor Property Group Inc. (File No. 001-36160) filed on March 28, 2014)

10.5	Separate Series Agreement by and among BRE Non-Core Assets Inc., as a limited partner associated with Series A, Non-Core Series GP, LLC, as the general partner associated with Series A, and Brixmor OP GP LLC, as the general partner of the Partnership on behalf of Brixmor Operating Partnership LP (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K of Brixmor Property Group Inc. (File No. 001-36160) filed on November 4, 2013)

10.6	Registration Rights Agreement, dated as of October 29, 2013, by and among the Company and the equity holders named therein (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K of Brixmor Property Group Inc. (File No. 001-36160) filed on November 4, 2013)

10.7	Stockholders’ Agreement, dated as of October 29, 2013, by and between the Company and BRE Retail Holdco LP (incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K of Brixmor Property Group Inc. (File No. 001-36160) filed on November 4, 2013)

10.8	Exchange Agreement, dated as of October 29, 2013, by and among the Company and the other holders of BPG Subsidiary Inc. common stock from time to time party thereto (incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K of Brixmor Property Group Inc. (File No. 001-36160) filed on November 4, 2013)

10.9	Amended and Restated Certificate of Limited Partnership of Brixmor Operating Partnership LP (incorporated herein by reference to Exhibit 10.7 to the Annual Report on Form 10-K of Brixmor Property Group Inc. (File No. 001-36160) filed on March 12, 2014)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1)

23.3	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 8.1)

24.1	Power of Attorney (included on the signature page to the Registration Statement)

99.1	Amended and Restated Certificate of Incorporation of BPG Subsidiary Inc.

99.2	Amended and Restated Bylaws of BPG Subsidiary Inc.

Item 17. Undertakings.

(a)	The Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 10, 2014.

Brixmor Property Group Inc.

By:	/s/ Michael A. Carroll
Name: Michael A. Carroll
Title: Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Michael A. Carroll, Michael V. Pappagallo and Steven F. Siegel, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Carroll Michael A. Carroll	Director and Chief Executive Officer (principal executive officer)	November 10, 2014

/s/ Michael V. Pappagallo Michael V. Pappagallo	President and Chief Financial Officer (principal financial officer)	November 10, 2014

/s/ Steven A. Splain Steven A. Splain	Executive Vice President and Chief Accounting Officer (principal accounting officer)	November 10, 2014

/s/ A.J. Agarwal A.J. Agarwal	Director	November 10, 2014

/s/ Michael Berman Michael Berman	Director	November 10, 2014

Signature	Title	Date

/s/ Anthony W. Deering Anthony W. Deering	Director	November 10, 2014

/s/ Jonathan D. Gray Jonathan D. Gray	Director	November 10, 2014

/s/ Nadeem Meghji Nadeem Meghji	Director	November 10, 2014

/s/ William D. Rahm William D. Rahm	Director	November 10, 2014

/s/ John G. Schreiber John G. Schreiber	Director	November 10, 2014

/s/ William J. Stein William J. Stein	Director	November 10, 2014